UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2006
EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
(216) 523-5000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events. During the period of June 10 through June 13, 2006, certain executive officers and other senior executives entered into option exercise plans (the “Option Exercise Plans”) that are intended to qualify for the safe harbor provided by Rule 10b5-1 under the Securities Exchange Act of 1934. The Option Exercise Plans were adopted in accordance with Eaton Corporation’s insider trading policy. The Option Exercise Plans relate to options to purchase an aggregate of 482,103 of Eaton’s Common Shares.
These individuals entered into the Option Exercise Plans so that they would be able to exercise certain stock options granted in 1997 that are expected to vest, and subsequently expire to the extent not exercised, during a period of time when Eaton’s insider trading policy otherwise would prohibit transactions in Eaton securities by Company insiders. The Option Exercise Plans will also enable these individuals to enter into transactions related to the exercises, such as stock swaps and the sale of all or a portion of the Common Shares acquired upon exercise of the options. The options will become exercisable in accordance with their terms on January 11, 2007 and will expire on January 21, 2007. The Option Exercise Plans will expire no later than January 28, 2007.
Eaton also granted options in 1998 that are expected to vest on January 17, 2008 and expire on January 27, 2008, including a period of time from January 17 through January 23, 2008 when Eaton’s insider policy otherwise would also prohibit transactions in Eaton securities by Company insiders. Eaton anticipates that current officers and senior executives to whom Eaton granted options in 1998 also may in the future enter into Option Exercise Plans with respect to the 1998 options that will become exercisable for as many as 153,874 Common Shares in the aggregate during the period described in the preceding sentence. In addition, grantees who have retired from employment with Eaton currently hold options granted in 1997 or 1998 that are expected to become exercisable for an aggregate of up to 943,484 Common Shares (as to the 1997 options) and 235,478 Common Shares (as to the 1998 options) during the respective periods described above. For a fuller description of the stock options granted in 1997 and 1998, please see the note entitled “Shareholders’ Equity — Stock Options” in Eaton’s Annual Report to Shareholders for the year ended December 31, 2005.
Any transactions pursuant to the Option Exercise Plans by grantees subject to the provisions of Section 16 of the Securities Exchange Act of 1934 will be disclosed publicly through filings under Section 16(a) of the Securities Exchange Act of 1934.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION

Date: June 14, 2006	/s/ R. H. Fearon

R. H. Fearon Executive Vice President - Chief Financial and Planning Officer